Exhibit 1.1

50,000,000 Shares

NEWCASTLE INVESTMENT CORP.

(a Maryland corporation)

Common Stock

$.01 par value

UNDERWRITING AGREEMENT

January 7, 2013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

UBS Securities LLC

299 Park Avenue

New York, New York 10171

as Representatives of the several Underwriters

Ladies and Gentlemen:

Newcastle Investment Corp., a Maryland corporation (the “Company”), confirms its agreement with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers set forth in Schedule A of an aggregate of 50,000,000 shares (the “Initial Shares”) of the Company’s Common Stock, $.01 par value (the “Common Stock”), at a purchase price to the Underwriters of $9.163 per share (except for the 213,900 Initial Shares to be purchased from the Underwriters by the persons set forth on Exhibit A, for which the purchase price is $9.35 per share), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 7,500,000 shares of Common Stock (the “Option Shares”) on the same terms as the Initial Shares. The

Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares.”

In addition, FIG LLC, a limited liability company organized and existing under the laws of Delaware and the manager of the Company (formerly known as Fortress Investment Group LLC) (the “Manager”), confirms its agreements with the Underwriters.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-182103), including the related prospectus, covering the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing on June 13, 2012. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The base prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by the 1933 Act Regulations, is herein called the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations). The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus as supplemented by the final prospectus supplement relating to the Shares, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this

Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus. All references in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters, as of the date hereof, the Applicable Time (as hereinafter defined), the Closing Time (as hereinafter defined) and each Date of Delivery, if any (as hereinafter defined) (in each case, a “Representation Date”), as follows:

(i) The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Shares. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used, at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when filed with the Commission in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was, and the Prospectus delivered or made available to the Underwriters for use in connection with this offering will be at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) any Issuer Free Writing Prospectus (as defined below) identified on Schedule C hereto issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information to be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time as set forth in Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus not identified on Schedule C hereto, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:05 p.m. (Eastern time) on January 7, 2013 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any issuer free writing prospectus identified on Schedule C hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the

Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(ii) (A) At the time of filing of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(iii) At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) as of the applicable Representation Date or during the period specified in Section 3(a)(vi) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Each Issuer Free Writing Prospectus, if any, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

(vi) Ernst & Young LLP, the accountants who have certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(vii) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of this Agreement), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet presented or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of this Agreement).

(viii) The Shares being sold pursuant to this Agreement have, as of each Representation Date, been duly authorized by the Company and such Shares have been duly authorized for issuance and sale pursuant to this Agreement and such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(ix) The amended and restated management and advisory agreement (the “Management Agreement”), dated as of June 23, 2003, between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(x) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole or (ii) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of the subsidiaries listed on Schedule D hereto (the “Subsidiaries”) or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule D hereto. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Registration Statement, the General Disclosure Package and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company pursuant to this Agreement, except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xi) The authorized, issued and outstanding stock of the Company is as set forth in the latest balance sheet incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(xii) The Company and each of the Company’s subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, “Governmental Licenses”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(xiv) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares in this offering as described in the Prospectus shall not be deemed to constitute stabilization or manipulation of the price of the shares of Common Stock).

(xv) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein.

(xvi) The pro forma financial statements, if any, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, if any, are included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(xvii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xix) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement.

(xx) The Company is not, and upon consummation of the transactions contemplated in this Agreement and in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxi) (A) The Company and its subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or any subsidiary, and good title to all other properties owned by them (collectively, the “Properties”), and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as hereinafter defined); (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the Properties and the assets of each of the Company and its subsidiaries insurance policies covering the risks and in amounts that are commercially reasonable for the Properties and the types of assets owned by the Company and its subsidiaries and neither the Company nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company’s or any of its subsidiaries’ obligations, (b) other liens which are expressly described in the Registration Statement, the General Disclosure Package and the Prospectus and (c) easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as hereinafter defined) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company or any of its subsidiaries, adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as hereinafter defined) under any Environmental Law; (C) neither the Company nor any of its subsidiaries is engaged in any manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Company nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor any of its subsidiaries has received any notice from any Governmental Authority (as hereinafter defined) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Underwriters.

As used herein, the term “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum derived substance or waste, asbestos or asbestos containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(xxiii) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened which could reasonably be expected in the aggregate to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

(xxiv) There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxv) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) above any violation or default that would not have a Material Adverse Effect.

(xxvi) The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xxvii) No labor disturbance by the employees of the Company, the Manager or any of their respective subsidiaries exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect.

(xxviii) The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(xxix) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(xxx) Commencing with its taxable year ended December 31, 2002, the Company has been and, upon the sale of the Shares pursuant to this Agreement, the Company will continue to be organized and operated in conformity with, the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s proposed method of operation as described in the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxxi) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act.

(xxxii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxxiii) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company’s auditors and the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxxiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxv) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, and its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxvii) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by an Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company.

(xxxviii) Except for the 213,900 Initial Shares to be purchased from the Underwriters by the persons set forth on Exhibit A, the Company has not directed the Underwriters to reserve Shares for purchase by any director, officer or employee of any of the Company or any third party. The Company has not offered, or caused the Underwriters to offer, Shares to any person with the intent to influence unlawfully any person to alter such person’s level or type of business with the Company.

(b) Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters as of each Representation Date as follows:

(i) The information concerning the Manager and its affiliates (other than the Company and its subsidiaries) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct in all material respects.

(ii) The Manager has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental Licenses will not in the aggregate have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii) This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(iv) The Manager is not (i) in violation of its charter or limited liability company agreement or (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (ii) above any default or event that would not have a Material Adverse Effect.

(v) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Manager’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

(vii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) Shares. The commitments of the several Underwriters to purchase the Shares pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b) Option to Purchase Additional Shares. In addition, on the basis of the representations and warranties herein included and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 7,500,000 Shares at the purchase price set forth on the first page of this Agreement less the amount of any distribution payable with respect to an Initial Share but not payable with respect to an Option Share (for the avoidance of doubt, this language is meant to address the theoretical situation where the Initial Shares are entitled to a dividend but the Option Shares settle after the related record date, in which event the Underwriters will remit the amount of such dividend to holders of such Option Shares). The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule A hereto bears to the total number of Initial Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Shares shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date of this Agreement, or such other time as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that the option to purchase additional Shares described in (b) above is exercised by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Company on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Shares to be purchased by them.

(d) Registration. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives shall request not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be made available for inspection not later than

10:00 a.m. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

SECTION 3. Covenants.

(a) Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(i) The Company will comply with the requirements of Rule 430B. The Company will promptly transmit copies of the Prospectus, properly completed, and any supplement thereto to the Commission for filing pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) The Company will notify the Underwriters immediately, and if written notice is requested by the Underwriters, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii) The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations that were made within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. At any time when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or any revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time the Original Registration Statement was filed or any amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Underwriters or counsel for the Underwriters shall reasonably object. If requested by the Underwriters, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(iv) The Company has furnished or will deliver to each Underwriter as many signed and conformed copies of the Original Registration Statement and of each amendment thereto, if any, filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

(v) The Company has furnished to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has furnished to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, by the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(vi) If at any time when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(vii) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares, if applicable, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Underwriters may designate. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to (A) qualify as a foreign entity in any jurisdiction where it is not so qualified, (B) file any general consent to service of process, or (C) take any action that would subject it to income taxation in any such jurisdiction.

(viii) With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(ix) The Company, during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(x) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, such consent not to be unreasonably withheld, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus or, if applicable, the Final Term Sheet in accordance with Section 3(a)(iii), the Underwriters are authorized to use the information with respect to the final terms of the Shares in communications orally conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi) During the period of 30 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Credit Suisse Securities (USA) LLC, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company’s sale of Shares pursuant to this Agreement and the Company’s issuance of Common Stock (i) upon the exercise of presently outstanding options, (ii) in connection with acquisitions by the Company or a subsidiary, and (iii) in connection with the grant, assignment and exercise of options under, or the issuance and sale of shares pursuant to, the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time, as in effect on the date hereof or (b) file a registration statement under the 1933 Act registering shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except for (i) a registration statement on Form S-8 with respect to shares of Common Stock issuable under the Newcastle Investment Corp. Nonqualified Stock

Option and Incentive Award Plan, as amended from time to time; and (ii) a registration statement on Form 10, Form S-11 or other applicable form registering the sale or distribution of securities of one or more of the Company’s subsidiaries.

(xii) The Company will use its best efforts to list the Shares on the New York Stock Exchange.

(xiii) The Company will apply the net proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(xiv) The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s shareholders to remain so qualified.

(b) Covenant of the Manager. The Manager covenants and agrees with each Underwriter and with the Company that, during any time when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, it shall notify the Underwriters and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to (i) amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (unless the exemption in Rule 172 under the 1933 Act applies), (ii) amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, (iii) amend or supplement the General Disclosure Package in order to make the General Disclosure Package not misleading in the light of the circumstances existing at the time it is used or (iv) amend or supplement an Issuer Free Writing Prospectus to eliminate or correct a conflict with the information contained in the Registration Statement or the Statutory Prospectus or any preliminary prospectus or to make the Issuer Free Writing Prospectus not misleading in the light of the circumstances prevailing at the time it is used, the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Registration Statement, the Prospectus, the General Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, and then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or conflict or to make the Registration Statement and Prospectus comply with such requirements, as the case may be, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Original

Registration Statement and of each amendment thereto, (ii) the reproduction and filing of this Agreement, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the delivery to the Underwriters of copies of the Original Registration Statement and of each amendment thereto, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares on the New York Stock Exchange, (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”) (if applicable) and (x) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters). The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 8(a)(i) or the first clause of Section 8(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

SECTION 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company and the Manager herein contained as of the date hereof, the Applicable Time and as of the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Sidley Austin LLP (“Underwriters’ Counsel”) pursuant to this Section 5 of any misstatement or omission to the performance by the Company and the Manager of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the

Commission within the applicable time periods prescribed for such filings under Rule 433, (iv) there shall not have come to any Underwriter’s attention any facts that would cause such Underwriter to believe that (A) the General Disclosure Package, at the Applicable Time, or (B) the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (v) the Shares shall be approved for listing on or before the Closing Time in accordance with Section 3(a)(xii).

(b) At the Closing Time the Underwriters shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, dated the Closing Time and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters substantially in the form attached hereto as Annex I.

(c) At the Closing Time the Underwriters shall have received the written opinion of Foley & Lardner LLP, special Maryland counsel to the Company, dated the Closing Time, addressed to the Underwriters substantially in the form attached hereto as Annex II.

(d) All proceedings taken in connection with the sale of the Shares as contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion, dated as of the Closing Time, with respect to the issuance and sale of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Underwriters’ Counsel may rely upon the opinion of Foley & Lardner LLP as to matters of Maryland law.

(e) At the Closing Time the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time to the effect that (i) the condition set forth in subsection (a) of this Section 5 has been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated by reference pursuant to the 1934 Act after the execution of this Agreement), the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(f) At the Closing Time the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Time to the effect that (i) as of the date hereof and as of the Closing Time, the representations and warranties of the Manager set forth in Section 1(b) hereof are accurate, (ii) as of the Closing Time, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated by reference pursuant to the 1934 Act after the execution of this Agreement), there has not been any material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

(g) At the time this Agreement is executed, you shall have received a letter agreement from the Manager and Fortress Operating Entity I L.P. (“FOE”), and each director, officer or related party of the Company and the Manager designated by you and listed on Schedule E hereto, substantially in the forms attached hereto as Annex III and Annex IV, respectively.

(h) At the time that this Agreement is executed and at the Closing Time, the Underwriters shall have received a comfort letter from Ernst & Young LLP, independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(i) The Company shall have complied with the provisions of Section 3(a)(v) hereof with respect to the furnishing of prospectuses.

(j) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(k) Date of Delivery Documentation. In the event the Underwriters exercise the option to purchase additional Shares described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Manager contained herein and the statements in any certificates furnished by the Company or the Manager hereunder shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date), and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Manager, confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, in form and substance satisfactory to Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise substantially to the same effect as the opinion required by Section 5(b) hereof.

(iv) The favorable opinion of Foley & Lardner LLP, special Maryland counsel to the Company, in form and substance satisfactory to Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise substantially to the same effect as the opinion required by Section 5(c) hereof.

(v) The favorable opinion of Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) A letter from Ernst & Young LLP, independent public accountants for the Company, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof.

(l) Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Underwriters as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 10 shall survive any such termination and remain in full force and effect pursuant to Section 10.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, such preliminary prospectus, the Prospectus or such Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares pursuant to this Agreement underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto.

SECTION 8. Termination.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 10 shall survive such termination and remain in full force and effect.

SECTION 9. Default by One or More of the Underwriters.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares pursuant to this Agreement, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

(b) In the event that such default relates to more than 10% of the Shares, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that the Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement.

SECTION 10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in this Section 10 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 9 hereof.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, Telephone: (800) 221-1037, Email: newyork.prospectus@credit-suisse.com, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile (646) 834-8133, to Citigroup Global Markets Inc. General Counsel, (fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate Department / Michael Ryan (fax: (212) 713-3371), with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut, 06901, Attention: Legal and Compliance Department, (fax: (203) 719-0680), with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins; notices to the Company or the Manager shall be directed as follows: c/o Fortress Investment Group, 1345 Avenue of the Americas, New York, New York 10105, Attention: Randal A. Nardone, Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention: Richard Aftanas; provided, however, that any notice to an Underwriter pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.

Very truly yours,

NEWCASTLE INVESTMENT CORP.

By:	/s/ Brian Sigman
Name: Brian Sigman
Title: Chief Financial Officer

FIG LLC,
solely with respect to Sections 1(b), 3(b), 5(f), 5(k)(ii), 10 and 12

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

The foregoing Agreement is hereby

confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Rosenburgh
Name: Andrew Rosenburgh
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Edward B. Conway
Name: Edward B. Conway
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Shawn Munday
Name: Shawn Munday
Title: Director

UBS SECURITIES LLC

By:	/s/ Halle Benett
Name: Halle Benett
Title: Managing Director

By:	/s/ Ethan C. Elzen
Name: Ethan C. Elzen
Title: Director

For themselves and as Representatives of the several

Underwriters named in Schedule A hereto.

Schedule A

Underwriter	Number of Initial Securities

Credit Suisse Securities (USA) LLC	15,000,000
Barclays Capital Inc.	10,000,000
Citigroup Global Markets Inc.	10,000,000
UBS Securities LLC	10,000,000
Keefe, Bruyette & Woods, Inc.	2,500,000
Macquarie Capital (USA) Inc.	2,500,000

Total	50,000,000

A-1

Schedule B

Information conveyed orally by Underwriters to

purchasers included in the General Disclosure Package

1.	Public offering price: $9.35

2.	Number of Initial Shares: 50,000,000

3.	Number of Option Shares: 7,500,000

B-1

Schedule C

Schedule of Issuer Free Writing Prospectuses

included in the General Disclosure Package

Free writing prospectus, dated January 7, 2013.

C-1

Schedule D

Subsidiaries

Newcastle CDO VIII 1, Limited

Newcastle CDO VIII 2, Limited

Newcastle CDO IX 1, Limited

Newcastle CDO IX 2, Limited

D-1

Schedule E

Executive Officers, Directors and Related Persons

Wesley R. Edens

Kevin J. Finnerty

Stuart A. McFarland

David K. McKown

Kenneth M. Riis

Alan L. Tyson

Jonathan Ashley

Brian C. Sigman

Randal A. Nardone

Sch. E-1

Annex I

[FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)]

Ann. I-1

Annex II

[FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(c)]

Ann. II-1

Annex III

[FORM OF LOCK-UP AGREEMENT FOR MANAGER AND FOE]

Ann. III-1

Annex IV

[FORM OF LOCK-UP AGREEMENT FOR

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY]

Ann. IV-1

Exhibit A

Directors and Officers Purchasing Initial Shares	Number of Initial Shares

Wesley R. Edens	106,950
Randal A. Nardone	106,950

Total	213,900

Ex. A-1